Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of January 14, 2026, and is made by and among GBANK FINANCIAL HOLDINGS INC., a Nevada corporation (the “Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $11 million in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).

WHEREAS, the Company has engaged Janney Montgomery Scott LLC and Piper Sandler & Co. as its exclusive placement agents (collectively, the “Placement Agents”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or a QIB (as defined below).

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereto hereby agree as follows:

AGREEMENT

1.
DEFINITIONS.
1.1
Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means GBank, a Nevada state-chartered bank and wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Nevada are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Bylaws of the Company, as filed with the SEC on March 12, 2025, including all amendments thereto, as in effect on the Closing Date.

“Charter” means the Articles of Incorporation of the Company, as filed with the SEC on March 12, 2025, including all amendments thereto, as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means January 14, 2026.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) the Company’s Form S-1, as filed with the SEC on March 12, 2025 as amended on April 1, 2025, including the audited financial statements of the Company as of and for the years ended December 31, 2024 and 2023; (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, as filed with the SEC, including the unaudited financial statements contained therein; (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the SEC, including the unaudited financial statements contained therein; (iv) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the SEC, including the unaudited financial statements contained therein; (v) any Current Report on Form 8-K, as filed or furnished by the Company with the SEC since January 1, 2025; and (vi) the Company’s public reports for the year ended December 31, 2024, as filed with the FRB as required by regulations of the FRB.

“Current Subordinated Notes” shall mean the Company’s 4.50% Fixed Floating Rate Subordinated Notes issued on December 20, 2020 with a maturity date of January 15, 2031.

“Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a

“Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC).

“Disbursements” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” has the meaning set forth in Section 5.8.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien in property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property or personal property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes, which in the event of (1), (2) or (3), do not disproportionately affect the operations or business of the Company or the Bank, taken as a whole, in comparison to other banking institutions with similar operations. Except as otherwise provided herein, reference herein to a Material Adverse Effect on the Company, or to a Material Adverse Effect without reference to a specified Person, shall mean a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

“Maturity Date” means January 15, 2036.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agents” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in Section 5.8.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity (other than a trust) in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2
Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.
1.3
Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.
2.
SUBORDINATED DEBT.
2.1
Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes in an amount equal to such Purchaser’s Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. In the event of an irreconcilable conflict between this Agreement and the Subordinated Notes with respect to the terms of the Subordinated Notes, the Subordinated Notes will govern.
2.2
Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.
2.3
Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.
2.4
Unsecured Obligations. The obligations of the Company to the Purchasers under the Subordinated Notes shall be unsecured.
2.5
The Closing. The closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages, unless otherwise agreed by the parties, at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.6
Payments. The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.
2.7
No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.
2.8
Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes to repay in full the Current Subordinated Notes as well as for general corporate purposes, including investments in the Bank to support the growth of the Company’s BankCard Services division, Small Business Administration lending platform and core commercial banking businesses.
3.
DISBURSEMENT.
3.1
Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Subordinated Note and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for (i) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Subordinated Note Amount, or (ii) a Subordinated Note with a principal amount equal to the Subordinated Note Amount ((i) and (ii) collectively, the “Disbursement”). The Company will deliver (A) a global certificate representing the Subordinated Notes registered in the name of Cede & Co., as nominee for DTC, to a nominee on behalf of DTC or (B) to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Purchaser), registered in such names and denominations as such Purchasers may request.
3.2
Conditions Precedent to Disbursement.
3.2.1
Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by them at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):
3.2.1.1
Transaction Documents. This Agreement and such Purchaser’s Subordinated Note (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.
3.2.1.2
Authority Documents.

(a)
A copy, certified by the Secretary or Assistant Secretary of the Company, of the Charter of the Company;
(b)
A certificate of existence of the Company issued by the Secretary of State of Nevada;
(c)
A copy, certified by the Secretary or Assistant Secretary of the Company, of the Bylaws of the Company;
(d)
A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;
(e)
An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and
(f)
The opinion of Sklar Williams PLLC, counsel to the Company, dated as of the Closing Date, substantially in the form set forth as Exhibit B attached hereto addressed to the Purchasers and Placement Agents.
3.2.1.3
Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.
3.2.2
Aggregate Investments.
3.2.2.1
Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page hereto such that the aggregate subscription for the Subordinated Notes offered hereunder is at least $11,000,000.00.
3.2.3
Conditions to the Company’s Obligation.
3.2.3.1
With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser and the Company’s receipt of the Subordinated Note Amount set forth on such Purchaser’s signature page.

4.
REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company hereby represents and warrants to each Purchaser as follows:

4.1
Organization and Authority.
4.1.1
Organization Matters of the Company and Its Subsidiaries.
4.1.1.1
The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
4.1.1.2
The Bank is the only direct or indirect Subsidiary of the Company. The Bank has been duly chartered and is validly existing as a Nevada state-chartered bank, is in good standing under the laws of the State of Nevada, has the corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other Equity Interests in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, the Bank were issued in violation of the preemptive or similar rights of any security holder of the Bank or any other entity.
4.1.1.3
The Bank is a Nevada chartered bank. The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has the power and authority to own, lease and operate its properties and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.
4.1.2
Capital Stock and Related Matters. The Charter of the Company authorizes the Company to issue 50,000,000 shares of Voting Common Stock, 30,000,000 shares of Nonvoting Common Stock (the Voting Common Stock and Nonvoting Common Stock are collectively referred to as the “Common Stock”) and 10,000,000 shares of Preferred Stock. As of the date of this Agreement, there are 14,156,078 shares of the Company’s Voting Common Stock issued and outstanding, no shares of the Company’s Nonvoting Common Stock issued and outstanding and no shares of the Company’s Preferred Stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors or a committee thereof.
4.2
No Impediment to Transactions.
4.2.1
Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amount, the execution and delivery of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.
4.2.2
Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.3
Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when executed by the Company and issued, delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, authenticated, issued and delivered, and will constitute legal, valid and binding obligations of the Company and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.4
Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event, and, to the Company’s knowledge, after due inquiry, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).
4.2.5
No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Charter or Bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company. The Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes) restricting the ability of the Bank to pay dividends or make any other distributions to the Company.
4.2.6
Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations. The Company and the Bank have received from the Regulatory Agencies any required approval of, or consent or nonobjection to, the issuance and sale of the Subordinated Notes contemplated by this Agreement.
4.3
Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or the Bank; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Bank; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such material Governmental Licenses.

4.4
Financial Condition.
4.4.1
Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing, in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.
4.4.2
Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2024, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect on the Company and the Bank, taken as a whole.
4.4.3
Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.
4.4.4
Ownership of Property. The Company and each of its Subsidiaries has good and marketable title to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.
4.5
No Material Adverse Change. Since the end of the Company’s last fiscal year ended December 31, 2024, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Bank.
4.6
Legal Matters.
4.6.1
Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times during the past two years prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees and (z) any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments, in each case except where any such failure to comply would not result, individually or in the aggregate, in a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing.
4.6.2
Regulatory Enforcement Actions. The Company, the Bank and its other Subsidiaries, if any, are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect. None of the Company, the Bank, the Company’s or

the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor, to the Company’s knowledge, any such restrictions threatened or any agreements, memoranda or commitments being sought by any Governmental Agency, nor do any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remain unresolved, in each case except those restrictions, agreements, memoranda, commitments, violations or penalties as would not have a Material Adverse Effect.
4.6.3
Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or affect issuance or payment of the Subordinated Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
4.6.4
Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.
4.6.5
Brokerage Commissions. Except for commissions paid or payable to the Placement Agents, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
4.6.6
Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
4.7
No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by the Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement, except for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date of this Agreement.

4.8
Internal Accounting Controls. The Company, the Bank and each other Subsidiary of the Company has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of the Company’s assets (on a consolidated basis), and provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that the Company’s and the Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other Subsidiaries are being made only in accordance with general or specific authorizations of the Company management or Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that could have a Material Adverse Effect. Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of the Company’s last completed fiscal year there has not been and there currently is not (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Bank’s internal control over financial reporting. The Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting. Such disclosure controls and procedures are effective for the purposes for which they were established.
4.9
Tax Matters. The Company, Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10 Exempt Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to the Purchasers.

4.10
Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by or on behalf of the Company pursuant to or in connection with this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein.

5.
GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby covenants and agrees with each Purchaser as follows:

5.1
Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.
5.2
Affiliate Transactions. Except with respect to a reorganization or merger of one or more of the Company’s acquired FDIC-insured Subsidiary banks with and into the Bank so that the Bank is the survivor of such merger(s), the Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
5.3
Compliance with Laws.
5.3.1
Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company.
5.3.2
Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
5.3.3
Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.
5.3.4
Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and any other material Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank or the other Subsidiaries.
5.3.5
Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined under the Subordinated Notes), until such Event of Default is cured by the Company or waived by the Noteholders (as defined under the Subordinated Notes) in accordance with Section 18 (Waiver and Consent) of the Subordinated Notes and except as required by any Governmental Agency, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior in right of payment to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior in right of payment to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Common Stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Common Stock related to the issuance of the Common Stock or rights under any benefit plans for the Company’s or its Subsidiaries’ directors, officers or employees or any of the Company’s dividend reinvestment plans.
5.3.6
Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.
5.4
Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.
5.5
Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction; provided however, in no event shall the Company be required to incur any costs or expenses in excess of $5,000 in connection therewith. Subject to any written confidentiality agreement, which the recipient of information or documents agrees to enter into for the benefit of the Company as a condition of such disclosure, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality agreements.
5.6
Bloomberg. The Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg.
5.7
Information Available to Facilitate Resales.
5.7.1
Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
5.7.2
Current Public Information. At the written request by Purchaser or any holder of a Subordinated Note, with a view to making available to Purchaser or such holder the benefits of certain rules and regulations of the Securities and Exchange Commission permitting the sale of the Subordinated Notes without registration as soon as allowed, the Company shall, at all times from the date of this Agreement through the date that the restrictive legend is removed from the Subordinated Notes, use its commercially reasonable efforts to make and keep available adequate current public information with respect to the Company, as those terms are understood and defined in Rule 144(c) or any similar or analogous rules promulgated under the Securities Act, and, upon written request by Purchaser or a holder of a Subordinated Note, the Company shall provide a written statement that the Company has complied with such requirements.
5.8
DTC Registration. Upon the request of a holder of a Subordinated Note that is either (a) a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (each, a “QIB”), or (b) an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, the Company shall use commercially reasonable efforts to cause the Subordinated Notes held by such QIB or accredited investor to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any redemption made pursuant to the terms of the Subordinated Notes shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through

Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.
5.9
Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO while any Subordinated Notes remain outstanding.
5.9
Shareholder Litigation. The Company shall promptly inform the Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any Subsidiary of the Company or any of the past or present executive officers or directors of the Company or any of its Subsidiaries that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transaction contemplated hereby or by the Transaction Documents. The Company shall consult with the Purchasers and keep the Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.
5.10
CUSIP Numbers. Prior to the Closing Date, the Company shall cause CUSIP numbers to be obtained for the Subordinated Notes and printed on the Subordinated Notes pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures.
6.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:

6.1
Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.
6.2
Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
6.3
No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate or constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4
Purchase for Investment. It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.
6.5
Institutional Accredited Investor. It is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.
6.6
Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.
6.7
Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.
6.8
Information. It acknowledges that (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of the Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in the Company’s Reports, the exhibits hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement.
6.9
Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.10
Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Placement Agents. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agents, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that (i) the Placement Agents have not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any of the other Purchasers, and no Purchaser shall be responsible in any way for the performance of the obligations of any of any other Purchasers.
6.11
Private Placement; No Registration; Restricted Legends. It understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Company nor the Placement Agents have made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by each Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.
6.12
Placement Agents. It will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agents and understands that neither the Placement Agents nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.
6.13
Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3.6 of the occurrence of the event contemplated in such section, thereafter the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.
6.14
Accuracy of Representations. It understands that each of the Placement Agents and the Company are relying upon the truth and accuracy of the foregoing representations,

acknowledgements and agreements in connection with the transactions contemplated by this Agreement.
6.15
Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.
7.
MISCELLANEOUS.
7.1
Prohibition on Assignment by the Company. Except as described in Section 9(b) (Merger or Sale of Assets) of the Subordinated Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of all the Noteholders (as defined in the Subordinated Note). In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Noteholders (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.
7.2
Time of the Essence. Time is of the essence for this Agreement.
7.3
Waiver or Amendment. Except as may apply to any particular waiving or consenting Noteholder, no waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of at least fifty percent (50%) of the aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; (vii) make any changes to this Section 7.3 (Waiver or Amendment) that adversely affects the rights of any holder of a Subordinated Note; or (viii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes or by the Company, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company or the Purchasers in any case shall, in itself, entitle the Company or the Purchasers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers or the Company to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers or the Company to or of any breach or default by the Company or the Purchasers in the performance of their respective obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company or the Purchasers hereunder. Failure on the part of the Purchasers or the Company to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers or the Company of their respective rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company or the Purchasers.
7.4
Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
7.5
Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to the Company:	GBank Financial Holdings Inc. 9115 West Russell Road, Suite 110 Las Vegas, Nevada 89148 Attention: Edward M. Nigro, Executive Chairman and Chief Executive Officer
with a copy to:	Sklar Williams PLLC 410 South Rampart Boulevard, Suite 350 Las Vegas, Nevada 89145 Attention: Alan C. Sklar, Esq.
if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

7.6
Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.
7.7
No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser shall be deemed to make a Purchaser a partner or joint venturer with the Company.
7.8
Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser or to the Company shall be in form and substance reasonably satisfactory to such Purchaser or to the Company, respectively.
7.9
Entire Agreement. This Agreement and the Subordinated Notes, along with any exhibits thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.
7.10
Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser or the Company may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser or the Company which is lawful pursuant to, or which is permitted by, any of the foregoing.
7.11
No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agents may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.12
Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
7.13
Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
7.14
Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.
7.15
Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
7.16
Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
7.17
Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY: GBANK FINANCIAL HOLDINGS INC. By: Name: Edward M. Nigro Title: Executive Chairman and Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER: [INSERT PURCHASER’S NAME] By: Name: [●] Title: [●]
Address of Purchaser: [●][1]
Principal Amount of Purchased Subordinated Note: $[●]

1 NTD: Insert domicile/headquarter address of Purchaser and mailing address for delivery of notices (if different).

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

[See next page]

EXHIBIT B

OPINION OF COUNSEL